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Exhibit 23.10

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated July 31, 2002, accompanying the consolidated financial statements of Isonics Corporation and Subsidiary included in the Company's Annual Report on Form 10-KSB for the year ended April 30, 2002. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on forms S-3, S-4, and S-8 (File Nos. 333-86860, 333-52514, 333-74339, 333-46542, and 333-37696).

/s/ Grant Thornton LLP

Denver, Colorado
July 31, 2002

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  Exhibit 23.10
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS